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                                                                  Exhibit 10.22

                          FINANCING ADVISORY AGREEMENT

                  This Agreement is made effective as of the 8th day of October, 1997, by and between Investcorp International Inc., a Delaware corporation ("III") and Werner Holding Co. (DE), Inc., a Delaware corporation ("Werner").

                  WHEREAS, pursuant to the Amended and Restated Recapitalization Agreement (the "Recapitalization Agreement") by and between Werner Holding Co.
(PA), Inc. ("Holding") and the investors set forth on Schedule 1 of the Recapitalization Agreement (the "Investors"), the Investors will acquire approximately 67% of the outstanding stock of Holding (the "Recapitalization");

                  WHEREAS, Werner intends to arrange borrowing facilities with one or more financial institutions unaffiliated with III in the aggregate amount of approximately $455 million (the "Financing");

                  WHEREAS, III and its officers, employees, agents and affiliates are experienced in the field of obtaining debt financing and are willing to act as a financial advisor to Werner; and

                  WHEREAS, Werner is desirous to avail itself of the assistance and expertise of III in arranging the Financing;

                  NOW, THEREFORE, the parties do hereby agree as follows:

                  1. SERVICES OF III. III shall assist Werner in arranging the Financing. In connection therewith, III may, solely in its discretion and on behalf of Werner:

                           (a) seek out financial institutions that may provide the Financing;

                           (b) enter into negotiations with banks and other
                  financial institutions regarding the terms and conditions upon which the Financing is to be provided;

                           (c) advise, conduct and participate in the
                  negotiation and drafting of any agreements, contracts, or other documents relating to the placement of the Financing; and

                           (d) take all such other actions as it may deem
                  necessary to arrange for the Financing.


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                  2. FEES. In consideration of the services contemplated by
Section 1 hereof, Werner shall pay to III a fee in the amount of $6,000,000, payable on the closing of the Recapitalization.

                  3. REIMBURSEMENT. Werner shall pay directly any commitment fees, arrangement fees, or other actual out-of-pocket expenses incurred in connection with the performance of III's services under this Agreement, including, but not limited to, fees and disbursements of III's legal counsel.

                  4. COOPERATION AND INFORMATION. Werner shall cooperate with III in the performance of its obligations hereunder and shall furnish III with such information as III may request (all such information so furnished hereinafter referred to as the "Information"). Werner recognizes and confirms that III:

                           (a) will use and rely primarily on the Information
                  and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same;

                           (b) does not assume responsibility for the accuracy
                  or completeness of the Information; and

                           (c) will not make an appraisal of any of the assets
                  of Werner.

All Information so furnished to III will be kept confidential by III, except such Information as is in the public domain or as Werner agrees may be disclosed or as III is required by law to disclose; PROVIDED, HOWEVER, that III may provide such Information as it deems necessary or appropriate to financial institutions in connection with obtaining, negotiating or arranging the Financing in accordance with the terms of this Agreement.

                  5. TERMINATION. Subject to the provisions of Paragraph 6 hereof, which shall survive any termination of this Agreement, this Agreement shall terminate if the Recapitalization is not consummated on or before February 24, 1998, unless extended by the parties' mutual consent.

                  6.       INDEMNIFICATION.  Werner shall:

                           (a) indemnify III and hold it harmless against any
                  losses, claims, damages or liabilities to which III may become subject

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                  arising in any manner out of or in connection with the
                  rendering of services by III hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities arose primarily out of the gross negligence or bad faith of III; and

                           (b) reimburse III immediately for any legal or other
                  expenses reasonably incurred by it in connection with investigating, preparing to defend or defending any lawsuits or other proceedings arising in any manner out of or in connection with the rendering of services by III hereunder; PROVIDED, HOWEVER, that in the event a final judicial determination is made to the effect specified in subparagraph 6(a) above, III will remit to Werner any amounts reimbursed under this subparagraph 6(b). Werner agrees that (i) the indemnification and reimbursement commitments set forth in this paragraph shall apply whether or not III is a formal party to any such lawsuits, claims or other proceedings, (ii) III is entitled to retain separate counsel of its choice at the expense of Werner in connection with any of the matters to which such commitments relate, and (iii) such commitments shall extend upon the terms set forth in this paragraph to any controlling person, director, officer, employee or agent of III; PROVIDED, however, that to the extent that III retains separate counsel in connection with any matters set forth in this subparagraph 6(b), such counsel shall coordinate its efforts with counsel to Werner.

                  7. AMENDMENTS. No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  8. NOTICES. All notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:


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                  If to III, to:

                  Investcorp International Inc.
                  280 Park Avenue
                  37th Floor
                  New York, New York  10017
                  Attention:  President

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue, 47th Floor
                  New York, NY 10166-0193
                  Attention:  E. Michael Greaney, Esq.

                  If to Werner, to:

                  Werner Holding Co. (DE), Inc.
                  1105 North Market Street, Suite 1300
                  Wilmington, DE  19899
                  Attention:  General Counsel

                  with a copy to:

                  Werner Holding Co. (PA), Inc.
                  93 Werner Road
                  Greenville, PA  16125
                  Attention:  General Counsel

                  9. ENTIRE AGREEMENT. This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating thereto.

                  10. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof or of any other jurisdiction) and shall inure to the benefit of, and be binding upon, III and Werner and their respective successors and assigns.

                  11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.





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                  IN WITNESS WHEREOF, each of the parties has caused this
Financing Advisory Agreement to be executed and delivered by its duly authorized officer or agent as set forth below.



                                       INVESTCORP INTERNATIONAL INC.



                                       By:__/s/________________________
                                          Name:
                                          Title:


                                       WERNER HOLDING CO. (DE), INC.



                                       By:__/s/________________________
                                          Name:
                                          Title:


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